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                                                                   Exhibit (19)



                   REPRESENTATION OF COUNSEL PURSUANT TO RULE
                     485(b) UNDER THE SECURITIES ACT OF 1933



     We hereby represent that Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A of The PBHG Funds, Inc. (Registration No. 2-99810) filed with the Securities and Exchange Commission under the Securities Act of 1933 and Amendment No. 29 under the Investment Company Act of 1940 contains no disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.



                                 /s/ Ballard Spahr Andrews & Ingersoll
                                 -------------------------------------
                                     Ballard Spahr Andrews & Ingersoll


July 21, 1997